Exhibit 99.1
STERLING CHEMICALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended		Nine months ended
	September 30,		September 30,
	2007	2006	2007	2006
		(Unaudited)
	(Dollars in Thousands, Except Share Data)
Revenues	$208,830	$189,916	$659,434	$476,972
Cost of goods sold	205,782	176,582	636,742	470,008

Gross profit	3,048	13,334	22,692	6,964
Selling, general and administrative expenses	3,618	2,562	11,013	6,342
Other (income) expense	—	(12,000)	839	(15,724)
Interest and debt related expenses (net of interest income of $501, $129, $1,148, and $396, respectively)	3,919	2,663	11,665	7,566

Income (loss) from continuing operations before income tax	(4,489)	20,109	(825)	8,780
Provision for income taxes	—	10,160	—	5,827

Income (loss) from continuing operations	$(4,489)	$9,949	$(825)	$2,953
Income (loss) from discontinued operations (net of tax impact of zero, $1,139, zero and $2,223, respectively)	(395)	625	(1,836)	(1,127)

Net income (loss)	$(4,884)	$10,574	$(2,661)	$1,826
Preferred stock dividends	2,445	2,090	7,056	6,031

Net income (loss) attributable to common stockholders	$(7,329)	$8,484	$(9,717)	$(4,205)

Income (loss) per share of common stock:
Basic earnings per share:
Income (loss) from continuing operations	$(2.45)	$2.78	$(2.79)	$(1.09)
Income (loss) from discontinued operations, net of tax	(0.14)	0.22	(0.65)	(0.40)

Basic earnings per share	$(2.59)	$3.00	$(3.44)	$(1.49)

Diluted earnings per share:
Income (loss) from continuing operations	$(2.45)	$1.50	$(2.79)	$(1.09)
Income (loss) from discontinued operations, net of tax	(0.14)	0.10	(0.65)	(0.40)

Diluted earnings per share	$(2.59)	$1.60	$(3.44)	$(1.49)

Weighted average shares outstanding:
Basic:	2,828,460	2,828,460	2,828,460	2,828,462
Diluted:	2,828,460	6,616,146	2,828,460	2,828,462
The accompanying notes are an integral part of the condensed consolidated financial statements.

STERLING CHEMICALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2007	2006
	(Unaudited)
	(Dollars in Thousands)
ASSETS
Current assets:
Cash and cash equivalents	$29,146	$20,690
Accounts receivable, net of allowance of $2,485 and $1,987, respectively	105,886	63,289
Inventories, net	48,835	62,078
Prepaid expenses	4,329	3,215
Deferred tax asset	3,044	3,044
Assets of discontinued operations	—	20

Total current assets	191,240	152,336
Property, plant and equipment, net	82,127	83,833
Other assets, net	16,005	9,654

Total assets	$289,372	$245,823

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY IN ASSETS
Current liabilities:
Accounts payable	$49,331	$39,123
Accrued liabilities	13,286	22,872
Liabilities of discontinued operations	217	217

Total current liabilities	62,834	62,212
Long-term debt	150,000	100,579
Deferred tax liability	3,044	—
Deferred credits and other liabilities	25,600	49,291
Commitments and contingencies
Redeemable preferred stock	63,563	56,507
Stockholders’ equity:
Common stock, $.01 par value	28	28
Additional paid-in capital	177,474	184,500
Accumulated deficit	(216,275)	(213,614)
Accumulated other comprehensive income	23,104	6,320

Total stockholders’ deficiency in assets	(15,669)	(22,766)

Total liabilities and stockholders’ deficiency in assets	$289,372	$245,823

The accompanying notes are an integral part of the condensed consolidated financial statements.

STERLING CHEMICALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine months ended September 30,
	2007	2006
	(Unaudited)
	(Dollars in Thousands)
Cash flows from operating activities:
Net income (loss)	$(2,661)	$1,826
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	8,287	23,517
Interest amortization	655	300
Lower-of-cost-or-market adjustment	1,522	—
Loss on investment	839	—
Gain on disposal of property, plant and equipment	(182)	(1,960)
Debt issuance costs	129	—
Deferred tax benefit	—	3,544
Other	30	140
Change in assets/liabilities:
Accounts receivable	(42,577)	9,651
Inventories	11,721	(14,709)
Prepaid expenses	(1,114)	(5,568)
Other assets	1,935	(1,944)
Accounts payable	10,607	(7,668)
Accrued liabilities	(9,586)	(4,639)
Other liabilities	(6,907)	(9,130)

Net cash used in operating activities	(27,302)	(6,640)

Cash flows used in investing activities:
Capital expenditures	(5,884)	(10,036)
Insurance proceeds relating to property, plant and equipment	—	1,960
Proceeds from the sale of assets	182	—
Cash used for methanol dismantling	—	(111)

Net cash used in investing activities	(5,702)	(8,187)

Cash flows from financing activities:
Repayment of tendered Old Secured Notes	(100,579)	—
Proceeds from the issuance of New Secured Notes	150,000	—
Debt issuance costs	(7,961)	—

Net cash provided by financing activities	41,460	—

Net increase (decrease) in cash and cash equivalents	8,456	(14,827)
Cash and cash equivalents — beginning of year	20,690	42,197

Cash and cash equivalents — end of period	$29,146	$27,370

Supplemental disclosures of cash flow information:
Interest paid, net of interest income received	$3,864	$5,428
Cash paid for income taxes	299	60
The accompanying notes are an integral part of the condensed consolidated financial statements.

Summary Historical Consolidated Financial Data
     The following table sets forth our summary historical consolidated financial data as of the dates and for the periods indicated. The historical consolidated statement of operations and statement of cash flow data for the three and nine-month periods ended September 30, 2007 and September 30, 2006 are derived from, and are qualified in their entirety by, the historical consolidated financial statements included in Sterling’s Form 10-Q for the quarter ended September 30, 2007. Historical results are not necessarily indicative of the results to be expected in the future.
     The following summary and financial data should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Sterling’s consolidated financial statements and related notes appearing in our Form 10-Q for the quarter ended September 30, 2007. In the following tables (including the footnotes thereto), dollars are in thousands, except as otherwise indicated.

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006
Statement of Operations Data:
Revenues	$208,830	$189,916	$659,434	$476,972
Cost of goods sold	205,782	176,582	636,742	470,008

Gross profit	3,048	13,334	22,692	6,964
Selling, general and administrative expenses	3,618	2,562	11,013	6,342
Other (income) expense	—	(12,000)	839	(15,724)
Interest and debt related expenses (net of interest income of $501, $129, $1,148, and $396, respectively)	3,919	2,663	11,665	7,566

Income (loss) from continuing operations before income tax	$(4,489)	$20,109	$(825)	$8,780
Provision for income taxes	—	10,160	—	5,827

Income (loss) from continuing operations	$(4,489)	$9,949	$(825)	$2,953
Income (loss) from discontinued operations, net of tax	(395)	625	(1,836)	(1127)

Net income (loss)	$(4,884)	$10,574	$(2,661)	$1,826

Other Financial Data:
Adjusted EBITDA(1)	$2,226	$30,034	$19,127	$39,863

(1)	Adjusted EBITDA presented in this table is a measure of our performance that is not required by, or presented in accordance with, GAAP. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.
     The following table reconciles our Adjusted EBITDA to net income (loss):

	Reconciliation of Net Income (Loss) to Adjusted EBITDA
	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006
Net income (loss)	$(4,884)	$10,574	$(2,661)	$1,826
Plus:
Interest and debt-related expense, net	3,919	2,663	11,665	7,566
Loss (income) from discontinued operations, net of tax	395	(625)	1,836	1,127
Depreciation and amortization	2,796	7,262	8,287	23,517
Provision (benefit) for income taxes	—	10,160	—	5,827

Adjusted EBITDA	$2,226	$30,034	$19,127	$39,863

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
     In evaluating our business, we use Adjusted EBITDA as supplemental measures of our operating performance. We define Adjusted EBITDA as net income (loss) plus (i) depreciation and amortization, (ii) interest expense, net (iii) income tax provision, (iv) impairments and (v) discontinued operations that we do not consider reflective of our ongoing operations. Because Adjusted EBITDA facilitates comparisons of our historical financial position and operating performance on a more consistent basis, we use this measure for business planning and analysis purposes and in evaluating acquisition opportunities. In addition, we regularly evaluate our performance as compared to other companies in our industry that have different financing and capital structures and/or tax rates by using Adjusted EBITDA.
     We believe that Adjusted EBITDA allows for meaningful company-to-company performance comparisons by adjusting for factors such as interest expense, depreciation and amortization and taxes, which often vary from company to company. We also believe that Adjusted EBITDA is a useful tool for measuring our ability to meet future debt service, capital expenditures and working capital requirements. Adjusted EBITDA is also used as a metric for employee bonus plans.
     Adjusted EBITDA is used as supplemental financial measurements in the evaluation of our business and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements. Adjusted EBITDA is not defined under generally accepted accounting principles. Accordingly, you should not assume that the Adjusted EBITDA amount shown in this Current Report on Form 8-K is comparable to Adjusted EBITDA amounts disclosed by other companies.
     In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments described below, and that Adjusted EBITDA excludes expenses that we may incur in the future on a recurring basis. Our presentation of Adjusted EBITDA should not be construed as an inference that its future results will be unaffected by expenses that are unusual, non-routine or non-recurring items. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•	it does not reflect our cash payments for capital expenditures;

•	it does not reflect changes in, or cash requirements for, our working capital requirements;

•	it does not reflect our significant interest expense, or the cash requirements necessary to service interest or principal payments on our indebtedness;

•	it does not reflect tax expenses, and because the payment of taxes is a necessary part of our operations, tax expense is a necessary element of our costs and ability to operate;

•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect the cost or cash requirements for such replacements; and

•	other companies, including other companies in our industry, may calculate this measure differently than Sterling does, limiting its usefulness as a comparative measure.
     Because of these limitations, Adjusted EBITDA should not be considered as a substitute for our net income as reported under GAAP, or as a measure of discretionary cash available for us to invest in the growth of our business or reduce our indebtedness. We compensate for these limitations by relying on our GAAP results in addition to Adjusted EBITDA. For more information, see our consolidated financial statements and the notes to those statements included in our Form 10-Q for the quarter ended September 30, 2007.